Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of Hi-Crush Partners LP of our report dated April 25, 2012 relating to the financial statements of Hi-Crush Proppants LLC and our report dated May 11, 2012 relating to the balance sheet of Hi-Crush Partners LP, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 7, 2012